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                                                                    EXHIBIT 3.39

                          CERTIFICATE OF INCORPORATION
                                       OF
                       WESTLAKE INTERNATIONAL CORPORATION

                                   ARTICLE I

         The name of the corporation is Westlake International Corporation.

                                   ARTICLE II

         The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) shares of common stock of the par value of Ten Thousand Dollars ($10,000.00) each.

         The exclusive voting power of the corporation shall be vested in the common stock of the corporation. Each share of common stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

                                   ARTICLE V

         The corporation shall indemnify its directors and officers, and may indemnify its employees and agents, to the extent permitted by the General Corporation Law of the State of Delaware.

                                   ARTICLE VI

         A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the
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corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE VII

         The number of directors which shall constitute the whole board of directors shall be fixed from time to time by the by-laws of the Corporation.

                                  ARTICLE VIII

         The name and mailing address of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders of the corporation, or until their successors are elected and qualified, are set forth below:

   Name                             Address
   ----                             -------
T. T. Chao                   2801 Post Oak Boulevard
                             Houston, Texas 77056

Bob Casey                    2900 South Tower
                             Pennzoil Place
                             Houston, Texas 77002

                                   ARTICLE IX

         The name and mailing address of the incorporator are as follows:


   Name                           Address
   ----                           -------
Dawn S. Born                 2900 South Tower
                             Pennzoil Place
                             Houston, Texas 77002

                                   ARTICLE X

                  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

                                   ARTICLE XI

                  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision
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contained in the statutes of the State of Delaware) outside the State of
Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                                   ARTICLE XII

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of May, 1989.

                                                          /s/Dawn S. Born
                                                      -------------------------
                                                           Dawn S. Born